EXHIBIT 99.1

Semtech Announces Second Quarter of Fiscal Year 2017 Results

  Quarterly Net Sales of $135.9 Million, Up 4% Sequentially and 8% Y/Y
  GAAP EPS of $0.14, Up $0.03 or 27% Sequentially
  Non-GAAP EPS of $0.35, Up $0.05 or 17% Sequentially
  Cash Flow From Operations increased 129% Sequentially to 23% of Net Sales

CAMARILLO, Calif., Aug. 31, 2016 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its second quarter of fiscal year 2017, which ended July 31, 2016.

Net sales for the second quarter of fiscal year 2017 were $135.9 million, up 4% from the first quarter of fiscal year 2017 and up 8% from the second quarter of fiscal year 2016.

Gross margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the second quarter of fiscal year 2017 was 60.2%  compared to 59.9% in the first quarter of fiscal year 2017 and 60.1% in the second quarter of fiscal year 2016.

GAAP net income for the second quarter of fiscal year 2017 was $9.0 million, or $0.14 per diluted share. This compares to GAAP net income of $6.9 million or $0.11 per diluted share in the first quarter of fiscal year 2017, and GAAP net loss of $0.3 million or $0.00 per diluted share in the second quarter of fiscal year 2016.

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of gross margin, net income and earnings per diluted share exclude certain items as described below under “Non-GAAP Financial Measures.”

Excluding such items, non-GAAP net income for the second quarter of fiscal year 2017 was $22.7 million or $0.35 per diluted share.  Non-GAAP net income was $19.5 million or $0.30 per diluted share in the first quarter of fiscal year 2017, and was $15.6 million or $0.24 per diluted share in the second quarter of fiscal year 2016.

Non-GAAP gross margin for the second quarter of fiscal year 2017 was 60.4%.  Non-GAAP gross margin for the first quarter of fiscal year 2017 was 60.2% and 60.4% in the second quarter of fiscal year 2016.

As of the end of the second quarter of fiscal year 2017, the Company had $238.9 million in cash, cash equivalents and marketable securities compared to $211.8 million in cash, cash equivalents and marketable securities at the end of fiscal year 2016.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “Semtech delivered another solid performance this quarter driven by strong demand from the Datacenter, IOT and Smartphone markets. We continue to believe that our balanced end-market approach and focus on delivering disruptive solutions to exciting growth markets should help the Company outperform the industry.”

Third Quarter of Fiscal Year 2017 Outlook

  Net sales are expected to be in the range of $134 million to $142 million
  GAAP gross margin is expected to be in the range of 59.7% to 60.3%
  Non-GAAP gross margin is expected to be in the range of 60.0% to 60.5%
  GAAP SG&A expense is expected to be in the range of $32.5 million to $33.5 million
  GAAP R&D expense is expected to be in the range of $24.7 million to $25.7 million
  Transaction and Integration related expense is expected to be approximately $0.5 million
  Stock-based compensation expense is expected to be approximately $6.2 million, categorized as follows: $0.4 million cost of sales, $4.5 million SG&A, and $1.3 million R&D
  Intangible amortization expense is expected to be approximately $6.4 million
  Divestiture of the Company’s Snowbush business is expected to result in a net gain of approximately $26 million
  Interest and other expense is expected to be approximately $2.0 million
  GAAP tax rate is expected to be in the range of 19% to 21%
  Non-GAAP tax rate is expected to be in the range of 21% to 23%
  GAAP earnings per diluted share are expected to be in the range of $0.49 to $0.53
  Non-GAAP earnings per diluted share are expected to be in the range of $0.34 to $0.38
  Fully-diluted share count is expected to be approximately 66.0 million shares
  Capital expenditures are expected to be approximately $10.0 million
  Depreciation expense is expected to be approximately $5.5 million

Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross margin, net income and earnings per diluted share and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of gross margin, net income and earnings per diluted share exclude the following items, if any:

  Stock-based compensation expense
  Intangible amortization and impairments
  Restructuring, integration, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's third quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including gross margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the first and second quarters of fiscal year 2017 and the second quarter of fiscal year 2016 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the third quarter of fiscal year 2017.  These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the third quarter of fiscal year 2017 outlook and future goal of $1billion in revenue, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2016,   Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech
Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech, and the Semtech logo are registered marks of Semtech Corporation and/or its subsidiaries.

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Six Months Ended
	July 31,	May 1,	July 26,	July 31,	July 26,
	2016	2016	2015	2016	2015
	Q2 2017	Q1 2017	Q2 2016	Q2 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$135,911	$131,145	$125,712	$267,056	$255,800
Cost of sales	54,136	52,621	50,136	106,757	101,824
Gross profit	81,775	78,524	75,576	160,299	153,976
Operating costs and expenses:
Selling, general and administrative	32,824	33,715	33,798	66,538	71,635
Product development and engineering	26,325	25,172	28,239	51,497	57,917
Intangible amortization and impairments	6,328	6,403	6,177	12,731	12,340
Changes in the fair value of contingent earn-out obligations	(129)	(33)	730	(162)	568
Restructuring charges	-	-	3,564	-	3,564
Total operating costs and expenses	65,348	65,257	72,508	130,604	146,024
Operating income (loss)	16,427	13,267	3,068	29,695	7,952
Interest expense	(2,037)	(1,930)	(1,900)	(3,967)	(3,734)
Interest income and other (expense), net	(136)	(45)	117	(181)	(376)
Income before taxes	14,254	11,292	1,285	25,547	3,842
Provision (benefit) for taxes	5,276	4,405	1,598	9,681	4,297
Net (loss) income	$8,978	$6,887	$(313)	$15,866	$(455)

Earnings per share:
Basic	$0.14	$0.11	$0.00	$0.24	$(0.01)
Diluted	$0.14	$0.11	$0.00	$0.24	$(0.01)

Weighted average number of shares used in computing earnings per share:
Basic	65,299	65,144	65,920	65,222	66,319
Diluted	65,905	65,552	65,920	65,723	66,319

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 31,	Jan 31,
	2016	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$238,887	$211,810
Accounts receivable, net	56,953	44,132
Inventories	62,483	63,875
Prepaid taxes	5,636	5,236
Assets held for sale	3,312	-
Other current assets	13,172	16,168
Total current assets	380,443	341,221

Property, plant and equipment, net	97,408	101,006
Deferred income taxes	7,355	7,354
Goodwill	329,703	329,703
Other intangible assets, net	74,362	88,430
Other assets	59,399	43,803
Total assets	$948,670	$911,517

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,257	$35,486
Accrued liabilities	41,218	41,204
Deferred revenue	9,810	8,628
Current portion - long term debt	18,138	18,569
Total current liabilities	111,423	103,887

Deferred tax liabilities - non-current	16,298	6,802
Long term debt - less current	229,591	239,177
Other long-term liabilities	39,374	33,600
Stockholders’ equity	551,984	528,051
Total liabilities & stockholders' equity	$948,670	$911,517

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Six Months Ended
	July 31,	July 26,
	2016	2015
	(Unaudited)	(Unaudited)

Net (loss) income	$15,866	$(455)

Net cash provided by operating activities	45,467	48,746
Net cash used in investing activities	(6,596)	(41,145)
Net cash used in financing activities	(11,794)	(25,327)
Net increase (decrease) in cash and cash equivalents	27,077	(17,726)
Cash and cash equivalents at beginning of period	211,810	230,328
Cash and cash equivalents at end of period	$238,887	$212,602

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Six Months Ended
	July 31,	May 1,	July 26,	July 31,	July 26,
	2016	2016	2015	2016	2015
Stock-based Compensation Expense	Q2 2017	Q1 2017	Q2 2016	Q2 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$372	$377	$400	$749	$875
Selling, general and administrative	4,183	3,853	(141)	8,036	3,073
Product development and engineering	1,542	1,477	2,076	3,019	4,333
Total stock-based compensation expense	$6,097	$5,707	$2,335	$11,804	$8,281

	Three Months Ended			Six Months Ended
	July 31,	May 1,	July 26,	July 31,	July 26,
	2016	2016	2015	2016	2015
Gross Profit - Reconciliation GAAP to Non-GAAP	Q2 2017	Q1 2017	Q2 2016	Q2 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$81,775	$78,524	$75,576	$160,299	$153,976
Adjustments to GAAP gross profit:
Stock-based compensation expense	372	377	400	749	875
Acquisition related fair value adjustments	-	-	-	-	265
Non-GAAP gross profit	$82,147	$78,901	$75,976	$161,048	$155,116

	Three Months Ended			Six Months Ended
	July 31,	May 1,	July 26,	July 31,	July 26,
	2016	2016	2015	2016	2015
Net Income - Reconciliation GAAP to Non-GAAP	Q2 2017	Q1 2017	Q2 2016	Q2 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$8,978	$6,887	$(313)	$15,866	$(455)

Adjustments to GAAP net income:
Stock-based compensation expense	$6,097	$5,707	$2,335	$11,804	$8,281
Transaction and integration related expenses	1,804	949	2,864	2,755	5,807
Acquisition related earn-out - compensation	54	1,326	1,144	1,380	2,113
Acquisition related earn-out - non-compensation	(129)	(33)	730	(162)	568
Intangible amortization and impairments	6,328	6,403	6,177	12,731	12,340
Environmental and other reserves	-	1,000	520	1,000	2,855
Restructuring charges	-	-	3,564	-	3,564
Gain on litigation settlement	-	(1,725)	-	(1,725)	-

Total before tax adjustment	14,154	13,627	17,334	27,783	35,528
Associated tax effect	(385)	(999)	(1,442)	(1,384)	(1,566)
Total of supplemental information net of taxes	13,769	12,628	15,892	26,399	33,962
Non-GAAP net (loss) income	$22,747	$19,515	$15,579	$42,265	$33,507

Diluted GAAP earnings per share	$0.14	$0.11	$0.00	$0.24	$(0.01)
Adjustments per above	0.21	0.19	0.24	0.40	0.51
Diluted non-GAAP earnings per share	$0.35	$0.30	$0.24	$0.64	$0.50

	Three Months Ended			Six Months Ended
	July 31,	May 1,	July 26,	July 31,	July 26,
	2016	2016	2015	2016	2015
Tax Impact Associated With Supplemental Information	Q2 2017	Q1 2017	Q2 2016	Q2 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,496	$1,429	$330	$2,925	$2,090
Transaction and integration related expenses	549	247	385	796	1,242
Acquisition related earn-out - compensation	4	138	191	142	241
Acquisition related earn-out - non-compensation	(9)	(11)	248	(20)	248
Intangible amortization and impairments	1,800	1,710	1,511	3,510	3,100
Restructuring charges	-	-	509	-	509
Valuation allowance against deferred tax assets	(3,455)	(2,232)	(1,938)	(5,687)	(6,805)
Environmental and other reserves	-	328	206	328	941
Gain on litigation settlement	-	(610)	-	(610)	-
Total of associated tax effect	$385	$999	$1,442	$1,384	$1,566

	Three Months Ended
	July 31,	May 1,	July 26,
	2016	2016	2015
	Q2 2017	Q1 2017	Q2 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$31,666	$13,801	$34,050
Net Capital Expenditure	(2,635)	(2,713)	(3,403)
Free Cash Flow:	$29,031	$11,088	$30,647

Q3FY17 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.49	0.53

Stock based compensation expense	0.09	0.09
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09
Gain from asset disposal	(0.34)	(0.34)
Non-GAAP EPS	$0.34	$0.38

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com